UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 19, 2006
Date of Report (Date of earliest event reported)
ANIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50674 (Commission File Number)	23-2860912 (IRS Employer Identification No.)

200 Lawrence Drive, West Chester, Pennsylvania (Address of principal executive offices)	19380 (Zip Code)
(610) 644-8990
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01	Other Events.
On January 19, 2006, Animas Corporation (the “Company”) disseminated a press release announcing that it will hold a Special Meeting of Stockholders on February 17, 2006, to vote on a proposal to approve the merger agreement between the Company, Johnson & Johnson and Emerald Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference. The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release.
Additional Information and Where To Find It.
This material is not a substitute for the proxy statement Animas Corporation will file with the Securities and Exchange Commission. You are urged to read the proxy statement when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by Animas with the Securities and Exchange Commission, will be available free of charge at the SEC’s website, www.sec.gov, or by visiting Animas’s website at www.animascorp.com.
Animas and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Animas’s stockholders in connection with the proposed transaction. You may obtain a detailed list of names, affiliations and interests of Animas participants in the solicitation of proxies of Animas’s stockholders by reading the proxy statement when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated January 19, 2006, issued by Animas Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by is behalf by the undersigned hereunto duly authorized.

ANIMAS CORPORATION
By:	/s/ Richard Baron
Richard Baron
Vice President — Finance and Chief Executive Officer

Dated: January 19, 2006

Exhibit Index

Exhibits
99.1	Press Release, dated January 19, 2006, issued by Animas Corporation.